UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024 (April 17, 2024)

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On April 17, 2024, SinglePoint Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The Cboe BZX Exchange, Inc. (“Cboe BZX”) notifying the Company that the Company did not timely file its Form 10-K for the year ended December 31, 2023 within the 15-day grace period (as set forth in the Form 12b-25 filed with the Securities and Exchange Commission on April 2, 2024) as required by Cboe BZX Listing Rule 14.6(c)(1) (the “Timely Filing Requirement”). The receipt of the Cboe BZX notification letter does not result in the immediate delisting of the Company’s Common Stock from the Cboe BZX and has no immediate effect on the listing or trading of the Company’s Common Stock on the Cboe BZX, under the symbol “SING.” The Cboe BZX notification letter indicated that the Company has until June 16, 2024, to submit a plan to regain compliance with the Timely Filing Requirement and that, following review of such plan, the Cboe BZX can grant an extension of up to 180 calendar days from the date of the original Cboe BZX notification letter, or until October 14, 2024, to regain compliance with the Timely Filing Requirement.

The Company fully anticipates regaining compliance with the Timely Filing Requirement prior to the June 16, 2024 deadline for submitting a plan for compliance with the Timely Filing Requirement. Additionally the Board of Directors, in conjunction with senior management, is reviewing existing internal and external professional resources including current financial service providers that have experience with our industry and market segment to provide the quality of work necessary to maintain investor confidence in addition to having the resources to ensure timely filings in the future.

Forward-looking Statements

This report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to: any statements regarding: our ability to regain compliance with the Timely Filing Requirement, our review of professional resources or our ability to ensure timely filings in the future; and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this report should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Item 7.01 Regulation FD Disclosure.

On April 22, 2024, the Company issued a press release regarding the filing of its Annual Report on Form 10-K.  A copy of this press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Report (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, and will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: April 22, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

4